UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 18, 2008

WESTMOORE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-33153	52-2220728
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Chaparral Ct, Suite 150, Anaheim Hills, CA 92808
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 714-998-4425

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On June 18, 2008, Westmoore Holdings, Inc. (WSMO:OTCBB) (the “Company”) announced two acquisitions: (i) Bear Industrial & Manufacturing, Inc. and  (ii) Hanalei Bay Restaurant Group, Inc. (“HBRG”).  Attached hereto as Exhibit A is a copy of the Press Release issued by the Company.

 HBRG is a developer of restaurant concepts and associated intellectual property.  Its intellectual properties includes the Harry’s Pacific Grill trademark. The purchase price of HBRG was $7,556,273 payable in stock at $.65 per share or 11,625,035 shares.  The $.65 was utilized as it was the closing price of the stock upon June 18, 2008.

Both Bear and HBRG were controlled and primarily owned by investment funds in which certain officers and directors of WSMO have an interest.   As a result, WSMO secured an independent valuation and obtained the unanimous consent of all disinterested directors.  The controlling shareholders of WSMO are certain private equity funds affiliated with the officers and directors of WSMO.  WSMO is intended to provide both eventual liquidity for the investors in these private equity funds, as well as improved shareholder value for its shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2008	WESTMOORE HOLDINGS, INC.

By: /s/ Matthew Jennings
Matthew Jennings, President and CEO